Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

WHEREAS, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”) and Prem Nath (the “Executive”) entered into an Executive Employment Agreement dated as of July 19, 2006 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the terms of the Agreement relating to salary and bonus compensation,

NOW, THEREFORE, the Company and Executive agree that the Base Salary (as defined in the Agreement) of the Executive shall be $180,000 beginning January 7, 2008, and that Section 3(b) of the Agreement is amended and superseded in its entirety to read as follows:

b)  Bonus Compensation.  As further compensation, the Company may pay to the Executive an annual bonus of up to fifty percent (50%) of Base Salary, at such times and in such amounts as the Board and its Compensation Committee may determine in their discretion based on the Executive’s individual performance

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of January 7, 2008.

COMPANY:	ASCENT SOLAR TECHNOLOGIES, INC.

	By:	/s/MATTHEW FOSTER

	Name:	Matthew Foster

	Title:	Chief Executive Officer

EXECUTIVE:
/s/ Prem Nath
Prem Nath